EXHIBIT 99


                                IVAX CORPORATION

                         1997 EMPLOYEE STOCK OPTION PLAN

1. PURPOSES. The purposes of this 1997 Employee Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries as well as other individuals who perform services for the Company or its Subsidiaries, and to promote the success of the Company's business. Options granted hereunder shall be Nonqualified Stock Options.

2. DEFINITIONS. As used herein, the following definitions shall apply:

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" shall mean the common stock, $.10 par value per share, of the Company.

         "COMPANY" shall mean IVAX Corporation, a Florida corporation.

         "COMMITTEE" shall mean the committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan.

         "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Service as an Employee shall not be considered interrupted for purposes of the Plan, in the case of sick leave, military leave, or any other bona fide leave of absence approved by the Committee.

         "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Subsidiary. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

         "NONQUALIFIED STOCK OPTION" shall mean a stock option not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

         "OPTION" shall mean a stock option granted pursuant to the Plan.
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         "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

         "OPTIONEE" shall mean the recipient of an Option.

         "RULE 16B-3" shall mean Rule 16b-3, as from time to time amended, promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

         "SHARE" shall mean a share of Common Stock, as adjusted in accordance with Section 13 of the Plan.

         "SUBSIDIARY" shall mean any entity controlled by the Company.

3. STOCK. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 4,000,000. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

4.       ADMINISTRATION.

         (a) COMMITTEE. The Plan at all times shall be administered by a Committee appointed by the Company's Board of Directors consisting solely of two or more directors.

         (b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Nonqualified Stock Options; (ii) to determine the fair market value of the Common Stock;
(iii) to determine the exercise price per Share of Options to be granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to determine the vesting schedule of Options to be granted; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted under the Plan (which need not be identical); (viii) to accelerate the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (x) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to specific members of management or to a committee of management personnel the authority to determine:
(A) the persons to whom, and the time and times at which, Options shall be granted and the number of Shares to be represented by each Option, (B) the vesting schedule of Options; (C) the term of Options, and (D) other terms and conditions of any Options; provided that the Committee shall not have the authority to delegate such matters with respect to awards to be granted to any person subject to Section 16 of the

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Exchange Act or any "covered employee" under Section 162(m) of the Code; and
(xi) to interpret the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may require the voluntary surrender of all or any portion of any Option granted under the Plan or of any other Company stock option granted to persons eligible to participate in the Plan as a condition precedent to a grant of a new Option to such Optionee or person. Subject to the provisions of the Plan, such new Option shall be exercisable at the price, during the period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Options or other options surrendered shall be unexercisable and the Shares previously subject to such Options shall be available for the grant of other Options.

         (c) EFFECT OF THE COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees.

5. ELIGIBILITY. Options may be granted to Employees, independent contractors and agents of the Company or any Subsidiary. Subject to the provisions of Section 13 of the Plan, the maximum number of Shares with respect to which Options may be granted under the Plan to any Employee in any calendar year is 500,000. The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time.

6. DATE OF GRANT. The date of grant of an Option shall be the date on which the Committee makes the determination granting such Option or such later date as the Committee may specify. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

7. TERM OF OPTION. The term of each Option shall be ten years from the date of grant thereof or such shorter term as may be determined by the Committee.

8. OPTION AGREEMENTS. Options shall be evidenced by written option agreements in such form as the Committee shall approve. Such agreements shall contain such provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall determine.

9.       EXERCISE PRICE AND CONSIDERATION.

         (a) EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Committee, provided that the per Share exercise price shall be no less than the fair market value per Share on the date of grant.

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         (b) SUBSTITUTE OPTIONS. Notwithstanding Section 9(a) of the Plan, in
the event the Company substitutes an Option for a stock option issued by another corporation in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or partial or complete liquidation involving the Company and such other corporation, the exercise price of such substituted Option shall be as determined by the Committee in its discretion to preserve, on a per share basis immediately after such corporate transaction, the same ratio of fair market value per option share to exercise price per share which existed immediately prior to such corporate transaction under the option issued by such other corporation.

         (c) DETERMINATION OF FAIR MARKET VALUE. The fair market value per Share shall be determined by the Committee in its discretion; provided, however, that if the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

         (d) PAYMENT OF EXERCISE PRICE. The Committee shall determine the methods by which the exercise price of an Option may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, check, Shares, Options, other options or awards issued under the Company plans, other property (including notes or other contractual obligations of Optionees to make payment on a deferred basis), or documents executed and delivered pursuant to "cashless exercise" arrangements, the time at which such payment shall be deemed to be received, and the methods by which Shares will be delivered or deemed to be delivered to Optionees.

10.      EXERCISE OF OPTION.

         (a) PROCEDURE FOR EXERCISE. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 9(d) of the Plan.

         (b) RIGHTS AS A SHAREHOLDER. Until the issuance, which in no event (except as provided in Section 18 of the Plan) will be delayed more than thirty days from the date of the exercise of the Option, of the stock certificate evidencing the Shares as to which the Option is exercised (as evidenced by the appropriate entry on


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the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

11.      TERMINATION OF EMPLOYMENT.

         (a) TERMINATION OF STATUS AS AN EMPLOYEE. If any Employee ceases to be in Continuous Status as an Employee, other than (i) by reason of retirement or
(ii) as a result of a termination by the Company for deliberate, willful or gross misconduct, any Option held by such Employee shall be exercisable within twelve months after the date he ceases to be in Continuous Status as an Employee (or such longer period as the Committee shall determine) to the extent the Employee was entitled to exercise such Option as of the date of his termination of employment.

         (b) RETIREMENT OF OPTIONEE. If any Employee ceases to be in Continuous Status as an Employee by reason of such Employee's retirement, any Option held by such Employee shall be exercisable within thirty-six months after the date he ceases to be in Continuous Status as an Employee to the extent that he was entitled to exercise such Option as of the date of his retirement. For purposes of the Plan, "retirement" means termination of services as an Employee at or after age 65 other than as a result of deliberate, willful or gross misconduct.

         (c) TERMINATION FOR MISCONDUCT. If any Employee ceases to be in Continuous Status as an Employee as a result of a termination by the Company for deliberate, willful or gross misconduct, any Option held by such Employee shall terminate immediately and automatically on the date of his termination as an Employee unless otherwise determined by the Committee.

         (d) DEATH OF OPTIONEE. Subject to the provisions of the Plan, any Option held by an Optionee at the time of his death may be subsequently exercised by the legal representative of the Optionee's estate or by the person or persons who acquired the right to exercise the Option by bequest or inheritance but only to the extent the Optionee was entitled to exercise such Option as of the date of his death. In the event of the death of an Optionee during the final three months of the time period specified in Section 11(a) or 11(b), as applicable, the Option may be exercised, at any time within three (3) months following the date of his death, by the Optionee's estate or by a person or persons who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise such Option as of the date of his death.


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         (e) EXPIRATION OF OPTIONS. None of the events described above in this
Section 11 shall extend the period of exercisability of the Option beyond the expiration date thereof. To the extent that an Optionee was not entitled to exercise an Option on the date he ceased to be in Continuous Status as an Employee or the date of the Optionee's death, or if he does not exercise such Option (which he was entitled to exercise) within the time period specified in this Section 11, the Option shall terminate and become null and void. Notwithstanding the provisions of Section 11(a), 11(b) or 11(d) of the Plan, no Options shall be exercisable after an Optionee ceases to be in Continuous Status as an Employee in the event the Optionee shall have during the time period in which his Options are exercisable, engaged in deliberate action which, as determined by the Committee, causes substantial harm to the interests of the Company or constitutes a breach of any obligation of the Optionee to the Company. In such event, the Optionee shall forfeit all rights to any unexercised Option as of the date of such deliberate action.

12. NON-TRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and, except with respect to a qualified domestic relations order as aforesaid, may be exercised, during the lifetime of the Optionee, only by the Optionee.

13. ADJUSTMENT PROVISIONS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of Shares which may thereafter be issued in connection with Options, (ii) the number and kind of Shares issued or issuable in respect of outstanding Options, (iii) the maximum number of Shares with respect to which Options may be granted to any Employee, and (iv) the vesting, exercisability, exercise price, grant price, or purchase price relating to any Option or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Option. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

14. CHANGE IN CONTROL. If: (1) any person (as defined for purposes of Section 13(d) and 14(d) of the Exchange Act, but excluding the Company and any of its wholly-owned subsidiaries) acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Company as a result of a tender or exchange offer, open market purchases, privately negotiated

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purchases or otherwise; or (2) the shareholders of the Company approve (A) any consolidation or merger of the Company in which the Company is not the surviving corporation (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of the surviving corporation immediately after the merger), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to an entity which is not a wholly-owned subsidiary of the Company, then the exercisability of each Option outstanding under the Plan shall be automatically accelerated so that each such Option shall, immediately prior to the specified effective date of any of the foregoing transactions, become fully exercisable with respect to the total number of Shares subject to such Option and may be exercisable for all or any portion of such Shares. Upon the consummation of any such transaction, all outstanding Options under the Plan shall, to the extent not previously exercised, either be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof.

15. LIQUIDATION AND DISSOLUTION. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

16. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors of the Company. The Plan shall continue in effect until December 18, 2007, unless sooner terminated in accordance with Section 17 of the Plan.

17. AMENDMENT AND TERMINATION OF THE PLAN. The Committee may terminate the Plan at any time, or amend the Plan from time to time in such respects as the Committee may deem advisable. No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of shareholders or Optionees.

18. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the advice of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to

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sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

19. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification as they may have as Directors, the members of the Committee shall be indemnified by the Company to the fullest extent permitted by law with respect to any action or failure to act relating to the Plan or any Option granted hereunder.

20. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

21. WITHHOLDING. The Company and any Subsidiary may, to the extent permitted by law, deduct from any payments or transfers of any kind due to an Optionee the amount of any federal, state, local or foreign taxes required by any governmental regulatory authority to be withheld or otherwise deducted with respect to the Options or the Optioned Stock. This shall include the authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of Optionee's tax obligations.

22. GOVERNING LAW. The Plan, the Options granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

23. COMPLIANCE WITH RULE 16B-3. It is the intent of the Company that any Option granted to an Optionee pursuant to this Plan comply in all respects with Rule 16b-3 (or any successor rule) to ensure that an exemption is available for such grant from Section 16(b) of the Exchange Act. Unless an Optionee could otherwise transfer an Option or Shares issued upon exercise of an Option granted under the Plan without incurring liability under Section 16(b) of the Exchange Act, at least six months shall elapse from the date of acquisition of the Option to the date of disposition of the Option (other than upon exercise or conversion) or its underlying Shares.



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